AMENDMENT THREE TO GLOBAL CUSTODY AGREEMENT

This Amendment, dated May 23, 2012, amends the Global Custody Agreement (“Agreement”) dated September 8, 2010 (“Original Effective Date”) between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and the AQR Funds, on behalf of each series listed on Schedule 1 of the Agreement and each Cayman Islands entity listed on Schedule 1 of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the Date hereof, in the following respects:

1. Schedule 1 of the Agreement includes the following Funds:

AQR U.S. Defensive Equity Fund

AQR International Defensive Equity Fund

AQR Emerging Defensive Equity Fund

AQR Risk-Balanced Commodities Strategy Fund

AQR Risk-Balanced Commodities Strategy LV Fund

2. Schedule A of the Agreement includes the following Cayman Island Entities:

AQR Risk-Balanced Commodities Strategy Offshore Fund Ltd.

AQR Risk-Balanced Commodities Strategy LV Offshore Fund Ltd.

3. Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS, on behalf of each series listed in Schedule 1 of the Agreement		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Nicole DonVito	By:	/s/ Mark D. Trivedi
Name:	Nicole DonVito	Name:	Mark D. Trivedi
Title:	Vice President	Title:	Managing Director

AQR MANAGED FUTURES STRATEGY
OFFSHORE FUND LTD.

AQR RISK PARITY OFFSHORE FUND LTD.

AQR MULTI-STRATEGY ALTERNATIVE OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES
STRATEGY OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES
STRATEGY LV OFFSHORE FUND LTD.

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Director

AMENDMENT THREE TO SECURITIES CLASS ACTION SERVICES ADDENDUM

This Amendment, dated May 23, 2012, amends the Securities Class Action Services Addendum to the Global Custody Agreement (“Agreement”) dated September 8, 2010 (“Original Effective Date”) between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and the AQR Funds, on behalf of each series listed on Schedule A of the Agreement and each Cayman Islands entity listed on Schedule A of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the Date hereof, in the following respects:

4. Schedule A of the Agreement includes the following Funds:

AQR U.S. Defensive Equity Fund

AQR International Defensive Equity Fund

AQR Emerging Defensive Equity Fund

AQR Risk-Balanced Commodities Strategy Fund

AQR Risk-Balanced Commodities Strategy LV Fund

5. Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS, on behalf of each series listed in Schedule 1 of the Agreement		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Nicole DonVito	By:	/s/ Mark D. Trivedi
Name:	Nicole DonVito	Name:	Mark D. Trivedi
Title:	Vice President	Title:	Managing Director

AQR MANAGED FUTURES STRATEGY OFFSHORE FUND LTD. AQR RISK PARITY OFFSHORE FUND LTD. AQR MULTI-STRATEGY ALTERNATIVE OFFSHORE FUND LTD.

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Director